UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2009

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2009, Acuity Brands, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to its five-year unsecured revolving credit facility dated October 19, 2007 by and among the Company and Acuity Brands Lighting, Inc., as borrowers and JPMorgan Chase Bank, National Association, Bank of America, N.A., Branch Banking and Trust Company, KeyBank National Association, Wachovia Bank, National Association, and Wells Fargo Bank, N.A., as lenders (the “Revolving Credit Facility”).

Among other things, the First Amendment (i) modifies the definition of “Alternate Base Rate” to include the Eurocurrency Rate for a one-month interest period, plus one percent (1%) as part of the calculation of the applicable Alternate Base Rate, (ii) incorporates provisions to define the Company’s rights when a lender defaults under the terms of the Revolving Credit Facility, and (iii) permits the Company to have its primary subsidiary act as an obligor on future unsecured indebtedness in an amount not to exceed $500,000,000, when taken together with the refinancing of the Company’s $200 million 8.375% Notes due August 2010, provided the Company either remains a co-obligor or guarantees the debt.

Except as expressly amended pursuant to the First Amendment, the form of the Revolving Credit Facility remains unchanged. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as November 12, 2009, to 5-Year Revolving Credit Agreement, dated as of October 19, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2009

ACUITY BRANDS, INC.

By:	/S/ RICHARD K. REECE
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 1, dated as November 12, 2009, to 5-Year Revolving Credit Agreement, dated as of October 19, 2007.